SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2007

GLOBAL INK SUPPLY COMPANY

Nevada	000-50613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

256 S. Robertson Boulevard
Beverly Hills, California	90211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 901-8252

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTS

1.    Previous Independent Registered Public Accounting Firm.

A.    On December 28, 2007, Global Ink Supply (“Registrant’) dismissed its independent registered public accounting firm, Kyle L. Tingle, CPA LLC (“Tingle”)

B.    The report of Tingle on the financial statements of the Registrant for the fiscal year ended May 31, 2007 and for the period from November 4, 2004 (Inception) through May 31, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than going concern.

C.    The decision to change independent registered public accounting firms was approved by the members of the Board of Directors of the Registrant.

D.    During the Registrant’s two most recent fiscal years and the subsequent interim periods through December 28, 2007, there were no disagreements with Tingle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mostco, would have caused it to make reference thereto in its reports on the financial statements for such years.

E.    The Registrant provided Tingle with a copy of this Current Report and has requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of such letter will be filed as Exhibit 16.1 to an amendment to this Current Report on Form 8-K.

2.    New Independent Registered Public Accounting Firm.

The Registrant has engaged Li & Company, PC as its new independent certified public accounting firm to audit the Registrant’s financial statements effective December 28, 2007. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-B Item 304(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INK SUPPLY COMPANY
(Registrant)

Date: January 3, 2008	By:	Andrew Baum

/s/ Andrew W. Baum
Andrew W. Baum
Chief Executive Officer